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                                                                     EXHIBIT 3.7









                                 RESTATED BYLAWS





                                       OF





                              SIMMONS FAMILY, INC.











                    THE NAME OF THE COMPANY WAS CHANGED TO
                   SIMMONS MEDIA GROUP, INC. ON MAY 1, 1998



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                                 RESTATED BYLAWS

                                TABLE OF CONTENTS


                                                             PAGE
                                                             ----

                                    ARTICLE I

NAME, REGISTERED OFFICE, AND REGISTERED AGENT . . . . . . .    1

         Section  1.  Name  . . . . . . . . . . . . . . . .    1
         Section  2.  Registered Office and Agent . . . . .    1


                                   ARTICLE II

SHAREHOLDERS MEETINGS . . . . . . . . . . . . . . . . . . .    1

         Section  1.  Annual Meetings . . . . . . . . . . .    1
         Section  2.  Special Meetings  . . . . . . . . . .    1
         Section  3.  Notice of Shareholders Meetings . . .    2
         Section  4.  Waiver of Notice  . . . . . . . . . .    2
         Section  5.  Place of Meeting  . . . . . . . . . .    2
         Section  6.  Record Date . . . . . . . . . . . . .    2
         Section  7.  Quorum  . . . . . . . . . . . . . . .    3
         Section  8.  Voting  . . . . . . . . . . . . . . .    3
         Section  9.  Action Without Meeting  . . . . . . .    3
         Section 10.  Proxies . . . . . . . . . . . . . . .    4
         Section 11.  Meetings by Telecommunication . . . .    4


                                   ARTICLE III

BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . .    4

         Section  1.  General Powers  . . . . . . . . . . .    4
         Section  2.  Number, Tenure and Qualifications . .    4
         Section  3.  Regular Meetings  . . . . . . . . . .    4
         Section  4.  Special Meetings  . . . . . . . . . .    4
         Section  5.  Waiver of Notice  . . . . . . . . . .    5
         Section  6.  Meetings by Telephone . . . . . . . .    5
         Section  7.  Quorum  . . . . . . . . . . . . . . .    5
         Section  8.  Manner of Acting  . . . . . . . . . .    5
         Section  9.  Vacancies . . . . . . . . . . . . . .    5
         Section 10.  Removals  . . . . . . . . . . . . . .    6
         Section 11.  Resignation . . . . . . . . . . . . .    6


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         Section 12.  Presumption of Assent . . . . . . . .    6
         Section 13.  Compensation  . . . . . . . . . . . .    6
         Section 14.  Action Without a Meeting  . . . . . .    7
         Section 15.  Chairman  . . . . . . . . . . . . . .    7


                                   ARTICLE IV

COMMITTEES  . . . . . . . . . . . . . . . . . . . . . . . .    7

         Section  1.  Executive Committee . . . . . . . . .    7
         Section  2.  Other Committees  . . . . . . . . . .    8


                                    ARTICLE V

OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . .    8

         Section  1.  Number  . . . . . . . . . . . . . . .    8
         Section  2.  Election and Term of Office . . . . .    9
         Section  3.  Resignations  . . . . . . . . . . . .    9
         Section  4.  Removal . . . . . . . . . . . . . . .    9
         Section  5.  Vacancies . . . . . . . . . . . . . .    9
         Section  6.  Chairman of the Board . . . . . . . .    9
         Section  7.  President . . . . . . . . . . . . . .    9
         Section  8.  Vice Presidents . . . . . . . . . . .   10
         Section  9.  Secretary . . . . . . . . . . . . . .   10
         Section 10.  Treasurer . . . . . . . . . . . . . .   10
         Section 11.  Assistant Secretaries and Treasurers.   11
         Section 12.  Other Officers  . . . . . . . . . . .   11
         Section 13.  Salaries  . . . . . . . . . . . . . .   11
         Section 14.  Surety Bonds  . . . . . . . . . . . .   11


                                   ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS . . . . . . . . . . .   12

         Section  1.  Contracts . . . . . . . . . . . . . .   12
         Section  2.  Loans . . . . . . . . . . . . . . . .   12
         Section  3.  Deposits  . . . . . . . . . . . . . .   12
         Section  4.  Checks and Drafts . . . . . . . . . .   12
         Section  5.  Bonds and Debentures  . . . . . . . .   12


                                      - ii -
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                                   ARTICLE VII

CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . .   13

         Section  1.  Certificate for Shares  . . . . . . .   13
         Section  2.  Shares Without Certificates . . . . .   13
         Section  3.  Transfers of Shares . . . . . . . . .   14
         Section  4.  Transfer Agent and Registrar  . . . .   14
         Section  5.  Lost or Destroyed Certificates  . . .   14
         Section  6.  Consideration for Shares  . . . . . .   14
         Section  7.  Registered Shareholders . . . . . . .   15


                                  ARTICLE VIII

INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .   15

         Section  1.  Permissive Indemnification
                      of a Director . . . . . . . . . . . .   15
         Section  2.  Mandatory Indemnification
                      of Directors  . . . . . . . . . . . .   15
         Section  3.  Reimbursement for Expenses  . . . . .   15
         Section  4.  Indemnification of Officers,
                      Employees, Fiduciaries and Agents . .   16
         Section  5.  Insurance . . . . . . . . . . . . . .   16


                                   ARTICLE IX

AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . .   16


                                    ARTICLE X

FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . .   17


                                   ARTICLE XI

DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . .   17


                                   ARTICLE XII

CORPORATE SEAL  . . . . . . . . . . . . . . . . . . . . . .   17

                                 RESTATED BYLAWS

                                       OF

                              SIMMONS FAMILY, INC.



       The Bylaws of Simmons Family, Inc., adopted June 3, 1977 and as amended from time to time, are restated in full as follows:


                                    ARTICLE I

                  NAME, REGISTERED OFFICE, AND REGISTERED AGENT

       SECTION 1. NAME. The name of this corporation is SIMMONS FAMILY, INC.

       SECTION 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of this corporation is Suite 1000 Kennecott Building, 10 East South Temple, Salt Lake City, Utah 84133. The name of the Registered Agent of the corporation at that address is W. Mack Watkins. The corporation shall at all times maintain a registered office. The Registered Agent and location of the registered office may be changed by the Board of Directors. The corporation may also have officers in such other places as the Board may from time to time change.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

       SECTION 1. ANNUAL MEETINGS. The corporation shall hold a meeting of the shareholders annually at such place within or without the State of Utah and at such time as the Board of Directors shall determine in compliance with these Bylaws. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

       SECTION 2. SPECIAL MEETINGS. Special meetings of share-holders, other than those regulated by statute, may be called at any time by the Chairman of the Board, by the President or by a majority of the Directors, and must be called by the President upon written demand of the holders of at least ten percent (10%) of the outstanding shares entitled to vote at such special


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meeting, if such written demand is signed, dated, and delivered to the corporation's secretary stating the purpose or purposes for which the meeting is to be held. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

       SECTION 3. NOTICE OF SHAREHOLDERS MEETINGS. The Secretary shall give written notice stating the place, the date, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, which shall be delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

       SECTION 4. WAIVER OF NOTICE. A shareholder may waive any notice of meetings required by these Bylaws before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes for filing with the corporate records.

       SECTION 5. PLACE OF MEETING. The Board of Directors may designate any place, within or without the state of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation.

       SECTION 6. RECORD DATE. The Board of Directors may fix a date not less than ten (10) nor more than seventy (70) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed fifty (50) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.


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       SECTION 7. QUORUM. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. The majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes case within the voting group opposing the action, unless the Articles of Incorporation or the Utah Revised Business Corporation Act require a greater number of affirmative votes.

       SECTION 8. VOTING. The holder of an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Shareholders shall be entitled to one vote for each share of Preferred Stock and of Voting Common Stock issued and outstanding in his or her name on the records of the corporation upon each matter submitted to a vote at a meeting of shareholders and all shareholder actions shall be determined by a majority of the votes cast at any meeting of shareholders by the holders or proxies of shares entitled to vote thereon. Holders of Nonvoting Common Stock shall not be entitled to vote on matters to be determined by the shareholders.

       SECTION 9. ACTION WITHOUT MEETING. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more shareholders consent in writing. The writing shall set forth the action taken pursuant to this section and shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to a vote thereon were present and voted. Unless the written consents of all the shareholders entitled to vote have been obtained, notice of any shareholder approval without a meeting shall be given at least 10 (ten) days before the consummation of the action authorized by the approval. Such notice shall be given to those shareholders entitled to vote who have not consented in writing and to those shareholders not entitled to vote and to whom notice must otherwise be given. If all shareholders entitled to vote consent to the action, the effective date of the action will be the later of the date of the last consent signed for the action,

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or the effective date indicated in each and every written consent.

       SECTION 10. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

       SECTION 11. MEETINGS BY TELECOMMUNICATION. Any or all of the shareholders may participate in an annual or special meeting of the shareholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is considered to be present in person at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

       SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it deems proper.

       SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The number of Directors of the corporation shall be not less than three nor more than twenty. Each Director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been duly elected and qualified. Directors need not be residents of the State of Utah or shareholders of the corporation. The number of Directors may be fixed by resolution of the Board of Directors.

       SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

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       SECTION 4. SPECIAL MEETINGS. Special Meetings of the Board of Directors
may be called by order of the Chairman of the Board, the President, by the Executive Committee or by a majority of the Directors. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least two (2) days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each Director. The notice need not describe the purpose of the special meeting.

       SECTION 5. WAIVER OF NOTICE. A director may waive any notice of a meeting before or after the date and time of the meeting stated in the notice. The waiver must be in writing and signed by the director entitled to the notice. The waiver shall be delivered to the corporation for filing with the corporate records, but delivery and filing are not conditions to its effectiveness. A director's attendance at and participation in a meeting waives any required notice of such meeting to the director.

       SECTION 6. MEETINGS BY TELEPHONE. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

       SECTION 7. QUORUM. The following members of the Board of Directors shall constitute a quorum for the transaction of business: (i) Roy W. Simmons or Elizabeth E. Simmons or one of the trustees of the Roy W. Simmons and Elizabeth
E. Simmons Charitable Remainder Unitrust; and (ii) a majority of the six children of Roy W. and Elizabeth E. Simmons, i.e. Julia S. Watkins, Matthew R. Simmons, L. E. Simmons, Elizabeth S. Hoke, Harris H. Simmons, and David E. Simmons. In the event that less than a quorum is present at a meeting, those members of the Board of Directors present may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

       SECTION 8. MANNER OF ACTING. At all meetings of the Board of Directors, each director shall have one vote. Action approved by either Roy W. Simmons or Elizabeth E. Simmons and a majority of all other directors present at a meeting shall constitute an act of the Board of Directors.

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       SECTION 9. VACANCIES. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director is to be elected, to elect the full, authorized number to be elected at that meeting. If any vacancy shall occur in the Board of Directors, the remaining directors may, by the vote of the majority of such remaining directors, appoint such persons as substitute directors or new interim directors who shall be directors during such absence, disability or interim period or until the replaced director shall return to duty or until the next annual meeting of shareholders.

       SECTION 10. REMOVALS. Directors may be removed at any time with or without cause by vote of the shareholders holding a majority of the shares outstanding and entitled to vote. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director.

       SECTION 11. RESIGNATION. A director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. The resignation shall become effective when it is received by the corporation, unless the notice of resignation specifies a later resignation date.

       SECTION 12. PRESUMPTION OF ASSENT. A director who is present at a meeting of the board of directors when corporate action is taken is considered to have assented to the action taken at the meeting, unless the director objects at the beginning of the meeting, or promptly upon arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting. In addition, the director must contemporaneously request his dissent or abstention as to any specific action to be entered into the minutes of the meeting. Alternatively, the director may cause written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting.

       SECTION 13. COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director. No such payment shall preclude any director

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from serving the corporation in any other capacity and receiving compensation therefor.

       SECTION 14. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a Board of Director's meeting may be taken without a meeting if all members of the Board of Directors consent to the action in writing. Action is deemed to have been taken at the time the last director signs a writing describing the action taken, unless prior to that time, any director has revoked a consent by a writing signed by the director and received by the secretary or any other person authorized by the Board of Directors to receive the revocation. The action is effective at the time the last director signs the writing, unless the Board of Directors establishes a different date. Action taken under this section has the same effect as action taken at a meeting of the directors.

       SECTION 15. CHAIRMAN. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                   ARTICLE IV

                                   COMMITTEES

       SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors shall establish an Executive Committee consisting of four members of the Board of Directors.

          a. GENERAL POWERS. The Board of Directors, by this bylaw, delegates to the Executive Committee, the management of the business and affairs of the corporation. The Executive Committee is authorized to act on behalf of the Board of Directors on all matters otherwise requiring action of the Board of Directors under the provisions of the Utah Revised Business Corporation Act, Section 16-10-810 and under these Bylaws, unless otherwise specified. The Executive Committee may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it deems proper.

          b. NUMBER AND TENURE OF MEMBERS OF THE EXECUTIVE COMMITTEE. The number of Members of the Executive Committee shall be four, unless otherwise specified by the Board of Directors. Each Member of the Executive Committee shall hold

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office until his or her successor shall have been duly elected and qualified.

          c. CONDUCT OF MEETINGS. The provisions of these Bylaws governing meetings of the Board of Directors, including actions without meetings, notice, waiver of notice, manner of acting, filling of vacancies, voting, presumption of assent, resignation, removal and action without meeting, shall apply to the Executive Committee and its Members, unless otherwise specified in this Article.

          d. QUORUM. Three members of the Executive Committee shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

          e. COMPENSATION. By resolution of the Committee, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee, and may be paid a fixed sum for attendance at each such meeting or a stated salary as member of the Executive Committee. No such payment shall preclude any member of the Executive Committee director from serving the corporation in any other capacity and receiving compensation therefor.

       SECTION 2. OTHER COMMITTEES. The Board of Directors, by a majority vote, may create other committees and appoint members of the Board of Directors to serve on them. At least two members of the Board of Directors must serve on each such committee; other committee members need not be directors.

                                    ARTICLE V

                                    OFFICERS

       SECTION 1. NUMBER. The officers shall be a President, one or more Vice Presidents as determined from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Officers need not be Directors or

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shareholders of the corporation. The same individual may simultaneously hold more than one office.

       SECTION 2. ELECTION AND TERM OF OFFICE. The officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until the officer's death or until the officer shall resign or shall have been removed in the manner hereinafter provided.

       SECTION 3. RESIGNATIONS. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. The resignation will be effective when the notice is received by the corporation, unless the notice specifies a later effective date.

       SECTION 4. REMOVAL. Any officer or agent may be removed by the Board of Directors, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a officer or agent shall not of itself create contract rights. Any removal of an officer or director shall require a majority vote of the Board of Directors, exclusive of the officer in question if he or she is also a Director.

       SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

       SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman shall have such other duties and responsibilities generally attributable to a Chairman of the Board. The Chairman may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

       SECTION 7. PRESIDENT. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. The President shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, officers and affairs of the corporation. The President may appoint officers, agents, or employees on the corporate or divisional level other than those appointed by the Board of Directors. The President may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

       SECTION 8. VICE-PRESIDENTS. Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the President. In the absence or disability of the President, the Vice-President designated by the Board or by the President shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

       SECTION 9. SECRETARY. The Secretary shall, subject to the direction of the President, or a designated Vice-President, keep the minutes of all meetings of the shareholders and of the Board of Directors. The secretary shall be responsible for the preparation and maintenance of minutes of the directors and shareholders meetings and other records and information required to be kept by the corporation under Utah Code An. Section 16-a-1601 and shall be responsible for authenticating records of the corporation. The Secretary shall cause notice to be given of meetings of shareholders and of the Board of Directors. The Secretary shall have custody of the corporate seal and general charge of the records, documents and papers of the corporation not pertaining to the performance of the duties vested in other officers, which records, documents and papers shall at all reasonable times be open to examination by any Director. The Secretary may sign or execute contracts with the President, or Vice-President thereunto authorized in the name of the corporation and affix the seal of the corporation thereto; provided, however, that the Secretary may not simultaneously act both in the capacity of Secretary and that of Vice-President upon the execution of such documents. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws. If necessary, assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

       SECTION 10. TREASURER. The Treasurer shall, subject to the direction of the President or a designated Vice-President, have general custody and control of the collection and disbursement of funds of the corporation. He or she shall endorse on behalf of the corporation for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation in such bank(s) or depositories as the Board of Directors may designate. The Treasurer may sign, with the President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation; provided, however, that he or she may not simultaneously act both in the capacity of Treasurer and that of Vice-President upon the execution of such documents. The Treasurer shall enter or cause to be entered regularly in the books of the corporation full and accurate account of all monies received and paid by the Treasurer or under the Treasurer's direction on account of the corporation. The Treasurer shall at all reasonable times exhibit his or her books and accounts to any Director of the corporation upon timely application at the office of the corporation during business hours, and, whenever required by the Board of Directors or the President, the Treasurer shall render a statement of his or her accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. If necessary, assistant Treasurers shall assist the Treasurer and shall perform such duties as shall be directed by the Board of Directors. The Treasurer shall give bond for the faithful performance of his or her duties in such sum and with or without such surety as shall be required by the Board of Directors.

       SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Board of Directors may appoint such assistant Secretaries and assistant Treasurers as may be necessary for the expedient discharge of the affairs of the corporation. The assistant Secretaries and assistant Treasurers shall be authorized to perform any of the duties of the Secretary or Treasurer, respectively, in the absence of the Secretary or Treasurer, or in any situation where the Secretary or Treasurer may be acting in another capacity such as or Vice-President.

       SECTION 12. OTHER OFFICERS. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

       SECTION 13. SALARIES. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any such subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a Director of the corporation.


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

       SECTION 14. SURETY BONDS. If the Board of Directors shall so require, any officer or agent shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation or the applicable division, including his or her responsibility for negligence and for the accounting for all property, monies or securities of the corporation or a division which may come into his or her hands.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

       SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

       SECTION 2. LOANS. No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

       SECTION 3. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent so authorized by the Board of Directors.

       SECTION 4. CHECKS AND DRAFTS. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer(s) or such agent(s) of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

       SECTION 5. BONDS AND DEBENTURES. Every bond or debenture issued by the corporation shall be evidenced by an appropriate


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

instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary. The seal may be a facsimile, engraved or printed. Where such bond or debenture is to be authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                   ARTICLE VII

                                  CAPITAL STOCK

       SECTION 1. CERTIFICATE FOR SHARES. The shares of the corporation may be represented by certificates prepared on a form authorized by the Board of Directors and signed by the President or the Vice-President and by the Secretary, or the shares may be issued without certificates as determined by the Board of Directors. If the shares are represented by certificates, each certificate shall state on its face the name of the corporation, that it is organized under the laws of the state of Utah, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate must be signed by the President or Vice President and Secretary or Treasurer. The signatures of the officers may be by facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled. No new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the Board of Directors may prescribe.


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


       SECTION 2. SHARES WITHOUT CERTIFICATES. If the Board of Directors authorizes the issuance of some or all of the shares of the corporation without certificates, then within a reasonable time after the issuance or transfer of shares without certificates, the secretary shall send the shareholder a written information statement which will include the name of the corporation and that it is organized under the laws of the state of Utah, the name of the person to whom the shares are issued, and the number and class of shares and the designation of the series, if any, the shares represent.

       SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by a power of attorney duly executed and such representative or attorney shall furnish proper evidence of his authority to so transfer the shares to the Secretary of the Corporation upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

       SECTION 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors shall have power to appoint one or more transfer agents and registrars, who may also be employees of the corporation, for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

       SECTION 5. LOST OR DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the corporation and alleged to have been lost or destroyed if the new owner makes an affidavit that the certificate is lost or destroyed. The Board of Directors may, at its discretion, require the owner of such certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

       SECTION 6. CONSIDERATION FOR SHARES. The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors. The determination of the Board of Directors as to the adequacy of consideration for the issuance of shares is conclusive for the purpose of determining whether the shares are validly issued, fully paid, and non-assessable.

       SECTION 7. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                                  ARTICLE VIII

                                 INDEMNIFICATION

       SECTION 1. PERMISSIVE INDEMNIFICATION OF A DIRECTOR. The corporation may indemnify an individual made a party to a proceeding, because that individual is or was a director, against liability incurred in the proceeding if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests, and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

       SECTION 2. MANDATORY INDEMNIFICATION OF DIRECTORS. The corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which the director was a party because he or she is or was a director of the corporation, against reasonable expenses incurred by the director in connection with a proceeding or claim with respect to which he or she has been successful.

       SECTION 3. REIMBURSEMENT FOR EXPENSES. The corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of a proceeding if: (1) the director furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Utah Code Ann. Section 16-10a-902; (2) the director furnishes to the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this section.

       SECTION 4. INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS. An officer of the corporation is entitled to mandatory indemnification in each case to the same extent as a director under Article VII, Section 2, above. The corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director. The corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy.

       SECTION 5. INSURANCE. The corporation may purchase and maintain liability insurance on behalf of an individual who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent or another foreign or domestic corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Utah Code Ann. Sections 16-10a-902, -903 and -907. Insurance may be procured from any insurance company designated by the Board of Directors, whether the insurance company is formed under the laws of the State of Utah or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or other interest through stock ownership or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

       These Bylaws may be altered, amended, repealed, or new by-laws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any by-law adopted


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

by the Board may be repealed or changed by a majority vote of the shareholders.

                                    ARTICLE X

                                   FISCAL YEAR

       The fiscal year end of the corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                   ARTICLE XI

                                    DIVIDENDS

       The Board of Directors may at any regular or special meeting, as it deems advisable, declare dividends payable out of the surplus of the corporation.

                                   ARTICLE XII

                                 CORPORATE SEAL

       The corporation may, but need not, have an official seal which shall bear the name of the corporation and the state and year of incorporation.

       For purposes of these Bylaws, the masculine gender reference includes the feminine gender, without distinction.

       The foregoing Restated Bylaws were adopted by and for Simmons Family, Inc. by the Board of Directors on November 24, 1995.

                                                   /s/  W. Mack Watkins
                                               ---------------------------------
                                                  Secretary


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